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Exhibit 2.7.0

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”) is made effective as of September 30, 2021 (“Effective Date”), by and between Gregory McCabe, an individual whose address is 500 West Texas Ave., Suite 890, Midland, Texas 79701 (the “Pledgor”), and Meta Materials Inc., a Nevada corporation (the “Secured Party”).

RECITALS:

WHEREAS, on September 30, the Secured Party agreed to loan Oilco Holdings, Inc. up to $15,000,000 in principal amount, under the terms and conditions of an 8% Secured Promissory Note (the “Note”).

WHEREAS, the Note provides that the Pledgor shall pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Obligations (as hereinafter defined) under the Note; and

WHEREAS, pursuant to the Note, this Agreement must be executed and delivered by the Pledgor; and

WHEREAS, the Pledgor has determined that Pledgor’s execution, delivery and performance of this Agreement may reasonably be expected to provide substantial benefit to Pledgor, directly or indirectly, and to be in the best interests of Pledgor.

NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

ARTICLE I

Security Interest and Pledge

Section 1.01. Defined Terms and Related Matters.

(a)
Capitalized terms used and not otherwise defined herein that are defined in the Note shall have the meanings specified therein. Terms defined in the singular include the plural and terms defined in the plural include the singular.

(b)
The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)
“Pledged Securities” means 1,515,000 shares of common stock of Meta Materials Inc. held directly and/or beneficially by Gregory McCabe, as set forth in Schedule A.

Section 1.02 Security Interest and Pledge. Subject to the terms of this Agreement, Pledgor hereby pledges and deliver to the Secured Party, and hereby grants to the Secured Party, a lien on and security interest in and to (i) all of Pledgor’s rights, titles, interests and privileges in

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and with respect to the Pledged Securities, whether now owned or hereafter acquired, including, without

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limitation: (a) the Pledged Securities; (b) all certificates or instruments representing Pledged Securities and all proceeds, income and profits thereon, and all interest, dividends and other payments, property, revenues, and distributions with respect thereto; (c) all proceeds received or receivable by Pledgor in cash, stock or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of the Secured Party relating to the Pledged Securities (all such property, collectively, the “Collateral”).

Section 1.03. Obligations Secured. This Agreement secures: (a) all obligations under the Note, including the full and prompt payment of the principal of, interest on, and all other amounts due with respect to the Note from time to time outstanding, as and when such amounts shall become due and payable, whether by lapse of time, upon redemption, prepayment or purchase, by extension or by acceleration or declaration or otherwise; (b) the full and prompt payment, performance and observance by Pledgor of all obligations, covenants, conditions and agreements contained in this Agreement; and (c) the full and prompt payment, upon demand by the Secured Party, of all costs and expenses (including, without limitation, reasonable attorneys' fees), if any, as shall have been expended or incurred by the Secured Party in the protection or enforcement of any right or privilege under the Note or this Agreement, or in the protection or enforcement of any rights, privileges or liabilities thereunder (all such obligations, covenants, conditions and agreements described in the foregoing clauses (a), (b) and (c) being hereinafter collectively referred to as the “Obligations”.

Section 1.04. Formalities.

(a)
All certificates and instruments representing the Pledged Securities have been, or, in the case of all Pledged Securities hereafter acquired in accordance with Section 1.02, immediately upon acquisition shall be, delivered to and shall be held by the Secured Party pursuant hereto in suitable form for transfer to Secured Party in the Event of Default by delivery, or accompanied by undated stock powers or other instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to the Secured Party.

(b)
Notwithstanding anything to the contrary contained in clause (a) above, if any Pledged Securities (whether now owned or hereafter acquired) are uncertificated securities, Pledgor hereby agrees to and shall promptly notify the Secured Party, and shall promptly notify the Transfer Agent for Meta Materials Inc. of this Agreement and the pledge and restrictions contained herein with respect to the Pledged Securities and shall further, without the need for any request from the Secured Party, take all actions required to perfect the security interest of the Secured Party under applicable law (including, in any event, under the provisions of Article 8 or 9 of the Uniform Commercial Code, if applicable). Pledgor further agrees to take such actions as the Secured Party deems necessary or desirable to effect the foregoing and to permit the Secured Party to exercise any rights and remedies hereunder.

(c)
Pledgor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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ARTICLE II

Representations and Warranties

Section 2.01 Representations and Warranties. Pledgor represents, warrants, and covenants to Secured Party as follows:

(a)
The principal place of business and the executive office of Pledgor and the sole location where the records of Pledgor with respect to the Collateral are kept are located at the address set forth on Schedule B attached hereto.

(b)
Pledgor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interests in or to the Pledged Securities.

(c)
This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

ARTICLE III

Affirmative and Negative Covenants

Pledgor covenants and agrees with Secured Party that until the Obligations are satisfied and performed in full:

Section 3.01 Encumbrances. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder and shall defend Pledgor’s rights in the Collateral and Secured Party’s security interest in the Collateral against the claims of all persons or entities whatsoever.

Section 3.02. Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof, or attempt to sell, assign, or otherwise dispose of the Collateral or any part thereof, without the prior written consent of the Secured Party.

Section 3.03. Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as the Secured Party may deem necessary or desirable to preserve and perfect their security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and/or filing of such financing statements as the Secured Party may require (and any such filing is hereby authorized by Pledgor).

Section 3.04. Notification. Pledgor shall promptly notify the Secured Party of any lien, security interest, encumbrance or claim made or threatened against the Collateral.

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ARTICLE IV

Rights of Secured Party and Pledgor

Section 4.01. Voting Rights. So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing and not cured and this Agreement is in force and effect, Pledgor shall be entitled to exercise any voting and other consensual rights relating or pertaining to the Pledged Securities or any part thereof provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would be inconsistent with or violate any provision of this Agreement unless the Note is paid in full. Upon the occurrence of an Event of Default, which shall be continuing and not cured, at the sole option of the Secured Party, all voting rights shall thereupon become vested in the Secured Party or their assignee, who shall thereupon have the sole right to exercise or to assign the right to exercise such voting and other consensual rights.

Section 4.02. Dividends; Distributions. Until an Event of Default occurs and is continuing and not cured, Pledgor shall be entitled to receive, retain and use any and all dividends, distributions and other payments paid in respect of the Pledged Securities to the extent not otherwise prohibited hereby; provided, however, that any and all

(a)
dividends, distributions and other amounts paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of the Collateral;

(b)
dividends or distributions hereafter paid or payable in cash in respect of any of the Collateral in connection with a partial or total liquidation or dissolution; and

(c)
cash paid, payable or otherwise distributed in redemption of, or in exchange for, any of Pledgor’s portion of the Collateral;

shall be, and shall be forthwith delivered to the Secured Party to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

Section 4.03. Exercise of Rights. Upon the occurrence and during the continuance of an Event of Default, which is not cured:

(i)
All rights of the Pledgor to receive the dividends, distributions and other payments which it would otherwise be authorized to receive and retain pursuant to Section 4.02 hereof shall cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, distributions and other payments; and

(ii)
All dividends, distributions or other payments which are received by Pledgor contrary to the provisions of this Article shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

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Section 4.04 Performance by Secured Party of Pledgor’s Obligations. If Pledgor fails to perform or comply with any of the agreements contained herein and Secured Party shall cause performance of or compliance with such agreement, the expenses of Secured Party, together with interest thereon shall be payable by Pledgor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

Section 4.05. Possession; Reasonable Care. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall hold in its possession all Collateral pledged, assigned or transferred hereunder, except as from time to time any documents or instruments may be required for recordation or for the purpose of enforcing or realizing upon any right or value thereby represented.

Section 4.06. Release of Collateral. The Secured Party shall release the Collateral upon the full payment of the Note.

ARTICLE V

Default

Section 5.01. Events of Default. Each of the following shall be deemed an “Event of Default”:

(a)
an Event of Default occurs under terms of the Note, which is not cured;

(b)
Any representation or warranty made or deemed made by Pledgor in this Agreement or in any certificate, report, notice, or statement furnished at any time in connection with this Agreement or the Note is false or misleading in any material respect on the date when made or deemed to have been made.

(c)
Pledgor fails to perform, observe, or comply with any covenant, agreement or term, other than a monetary default, contained in this Agreement and such failure continues, without cure, for thirty (30) days after written notice to Pledgor.

(d)
Pledgor commences a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or makes a general assignment for the benefit of creditors or takes any corporate action to authorize any of the foregoing.

(e)
An involuntary proceeding is commenced against Pledgor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a

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trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property, and such

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involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days after commencement.

Section 5.02. Rights and Remedies. Upon the occurrence of an Event of Default, and subject to the notice and opportunity to cure (if any) required by the Note or this Agreement, the Secured Party shall have all of the rights and remedies set forth in this Agreement and the Note, and additionally shall have the following rights and remedies:

(i)
The Secured Party may declare the Obligations or any part thereof immediately due and payable, without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or any other notice whatsoever, all of which are hereby expressly waived by Pledgor; provided, however, that upon the occurrence of an Event of Default under Section 5.01(d) or Section 5.01(e) of this Agreement, the Obligations shall become immediately due and payable without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or any other notice whatsoever, all of which are hereby expressly waived by Pledgor;

(ii)
In addition to all other rights and remedies granted to the Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, the Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in force in the State of Texas as of the date of this Agreement. Without limiting the generality of the foregoing, the Secured Party may

(A) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Secured Party’s offices or elsewhere, for cash or on credit, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Pledgor agrees that the Secured Party shall not be obligated to give more than ten

(10) business days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or be applied then or at any time thereafter to the Obligations in the order and manner as Secured Party may elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus. Pledgor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party’s rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Pledgor shall remain liable for any deficiency if

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the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations;

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(iii)
The Secured Party may cause any or all of the Collateral held by it to be transferred into the name of the Secured Party or the name or names of the Secured Party’s nominee or nominees;

(iv)
The Secured Party shall be entitled to receive all cash and non-cash dividends payable in respect of the Collateral;

(v)
The Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral and Pledgor shall deliver to the Secured Party, if requested by the Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to the Secured Party;

(vi)
On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction compliance with which is necessary, in the view of the Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

Section 5.03. Waiver and Consent. Upon the occurrence and during the continuance of an Event of Default, and subject to the notice and opportunity to cure (if any) required by the Note, the Secured Party may enforce this Agreement independently from any other document and independently of any other remedy, security or guaranty the Secured Party at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Secured Party to marshal assets in favor of Pledgor or any other person or to proceed upon or against and/or exhaust my other security or remedy before proceeding to enforce this Agreement. Pledgor expressly agrees that the Secured Party may proceed against any or all of the Collateral or guaranties in such order and in such manner as Secured Party shall determine in Secured Party’s sole and absolute discretion.

ARTICLE VI

Miscellaneous

Section 6.01. No Waiver; Cumulative Remedies. No failure on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors, and assigns, except that neither the Pledgor nor the Secured Party may assign any of their rights or obligations under this Agreement without the prior written consent of the other party, which written consent shall not be unreasonably withheld.

Section 6.03. Amendment; Entire Agreement. This Agreement embodies the entire

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agreement among the parties hereto and supersedes all prior agreements and understandings, if any,

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relating to the subject matter hereof. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 6.04. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

To Secured Party: Meta Materials Inc.

Attn: George Palikaras, President 1 Research Drive

Dartmouth, Nova Scotia, Canada B2Y 4M9

with a copy to:

To Pledgor: Gregory McCabe

500 West Texas Ave., Suite 890

Midland, Texas 79701

with a copy to: Kelly Hart & Hallman LLP 201 Main Street, Suite 2500 Fort Worth, Texas 76102 Attn: Evan Malloy

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 6.05. Expenses. Each party agrees to pay its own expenses in connection with the preparation, negotiation, and execution of any and all amendments, modifications, and supplements to this Agreement.

Section 6.06 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Midland County, Texas.

Section 6.07. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.08. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it

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being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 6.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.10 Non-Recourse. For the avoidance of doubt, the Pledgor shall not have any obligation based upon, arising out of or related to this Agreement other than with respect to the Collateral, and then only as expressly provided herein. Without limiting the foregoing, no claim will be brought or maintained by the Secured Party or any of its affiliates, successors or permitted assigns against Pledgor or any of his affiliates other than with respect to the Collateral (and then only pursuant to the express terms hereof), and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any party hereto set forth or contained in this Agreement.

Executed as of the Effective Date above written.

PLEDGOR:

GREGORY MCCABE

SECURED PARTY: META MATERIALS INC.

By: Kenneth Rice, CFO

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Schedule A

Pledged Securities

Schedule A

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Entity

Schedule A

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Number of Shares of Common Stock

Schedule A

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Meta Materials Inc., a Nevada corporation

Schedule A

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1,515,000

Schedule A

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Schedule B

Principal Place of Business; Chief Executive Office; Location of Records; Jurisdiction of Organization

Gregory McCabe

Principal Place of Business and Location of Records: 500 West Texas Ave., Suite 890

Midland, Texas 79701